Exhibit (f)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement under Schedule B (No. 333-224298) of KfW and in the related Prospectus of our report dated March 5, 2019, with respect to the consolidated financial statements of KfW included in this Amendment No. 4 to KfW’s Annual Report on Form 18-K for the year ended December 31, 2017.

/s/ Martina Dombek	/s/ Matthias Koch
Wirtschaftsprüferin	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Eschborn, Germany

April 10, 2019